As filed with the U.S. Securities and Exchange Commission on December 14, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT NO. 333-222809

UNDER THE SECURITIES ACT OF 1933

SOLARWINDOW TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

9375 E. Shea Blvd., Suite 107-B Scottsdale, Arizona 85260 (800) 213-0689	Corporate Creations Network, Inc. 3260 N. Hayden Road, #210 Scottsdale, Arizona 85251 (480) 993-2162
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph Sierchio, Esq.

Sierchio Law, LLP

430 Park Avenue, Suite 702

New York, New York 10022

Telephone: (212) 246-3030

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DE-REGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 4 (the “Post-Effective Amendment”) relates to the registration statement on Form S-1 Post-effective Amendment No. 3 (File No. 333-222809) (the “Registration Statement”), filed by SolarWindow Technologies, Inc. (the “Company”) on February 23, 2021 with the Securities and Exchange Commission to register the sale of 1,167,200 of the following securities: (i) the Company’s common stock, par value $0.001, and (ii) warrants to purchase shares of common stock (collectively, the “Registered Securities”). The Registration Statement was declared effective March 16, 2021. Selling stockholders sold 230,000 under the Registration Statement.

The Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and to deregister 937,200 shares which shares represent all shares of the unsold Registered Securities. In accordance with the undertakings made by the Company in the Registration Statement, the Company hereby removes from registration any and all securities registered under the Registration Statement that remain unsold as of date hereof and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to its Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 14, 2022.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Interim Chief Financial Officer
(Principal Financial Officer)